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                                                                   Exhibit 23.01

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the references to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated September 25, 1997, in Amendment No. 2 to Registration Statement No. 333-43501 on Form S-3 and related Prospectus of IDT Corporation for the registration of 4,815,000 shares of its common stock.

                                            /s/ Ernst & Young LLP
                                            ERNST & YOUNG LLP

New York, New York
January 23, 1998